EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Shares of Cogentix Medical, Inc. and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing.

The undersigned further agree that each party hereto is responsible for timely filing of such statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

INVESTOR AB

By:	/s/ Petra Hedengran

Name:	Petra Hedengran
Title:	General Counsel

By:	/s/ Helena Saxon

Name:	Helena Saxon
Title:	Chief Financial Officer

LM US PARENT, INC.

By:	/s/ Walter Stothers

Name:	Walter Stothers
Title:	Chief Financial Officer

CAMDEN MERGER SUB, INC.

By:	/s/ Walter Stothers

Name:	Walter Stothers
Title:	Secretary

Schedule A

EXECUTIVE OFFICERS AND DIRECTORS OF INVESTOR AB

The name, title and present principal occupation or employment of each of the directors and executive officers of Investor AB are set forth below. The current business address of each such executive officer is AB is Arsenalsgatan 8c, SE-103 32, Stockholm, Sweden, and the current business phone number at such office is +46 8 614 20 00.

Name	Principal Occupation	Country of Citizenship
Jacob Wallenberg	Chairperson	Sweden
Marcus Wallenberg	Vice Chairperson	Sweden
Josef Ackerman	Director	Switzerland
Gunnar Brock	Director	Sweden
Johan Forssell	Director, President and CEO	Sweden
Magdalena Gerger	Director	Sweden
Tom Johnstone, CBE	Director	United Kingdom
Grace Reksten Skaugen	Director	Norway
Hans Straberg	Director	Sweden
Lena Treschow Torell	Director	Sweden
Sara Ohrvall	Director	Sweden
Petra Hedengran	General Counsel, Head of Corporate Governance	Sweden
Daniel Nodhall	Head of Listed Core Investments	Sweden
Helena Saxon	Chief Financial Officer	Sweden
Stefan Stern	Head of Corporate Relations, Sustainability and Communications	Sweden
Jessica Häggström	Head of Human Resources	Sweden
Christian Cederholm	Co-Head of Patricia Industries	Sweden
Noah Walley	Co-Head of Patricia Industries	United States / United Kingdom*

* Mr. Walley holds dual citizenship.

[Details regarding LM US Parent, Inc. Continue on Next Page.]

EXECUTIVE OFFICERS AND DIRECTORS OF LM US PARENT, INC.

The name, title and present principal occupation or employment of each of the directors and executive officers of LM US Parent, Inc. are set forth below. The current business address of each such executive officer is 400 Avenue D, Suite 10, Williston, Vermont 05495, and the current business phone number at such office is (800)522-6743.

Name	Principal Occupation	Country of Citizenship
Michael Frazzette	Director and Chief Executive Officer	United States
Walter Stothers	Director and Chief Financial Officer	Canada / United Kingdom*
Marina Katsimitsoulias	Secretary	Canada / Greece**

* Mr. Stothers holds dual citizenship.

* Ms. Katsimitsoulias holds dual citizenship.

[Details regarding Camden Merger Sub, Inc. Continue on Next Page.]

EXECUTIVE OFFICERS AND DIRECTORS OF CAMDEN MERGER SUB, INC.

The name, title and present principal occupation or employment of each of the directors and executive officers of Camden Merger Sub, Inc. are set forth below. The current business address of each such executive officer is 400 Avenue D, Suite 10, Williston, Vermont 05495, and the current business phone number at such office is (800)522-6743.

Name	Principal Occupation	Country of Citizenship
Michael Frazzette	Director and President	United States
Walter Stothers	Director and Secretary	Canada / United Kingdom*

* Mr. Stothers holds dual citizenship.

**  **  **  **  **

Schedule B

Stockholder	Shares Beneficially Owned (1)
Lewis C. Pell	20,051,723
Accelmed Growth Partners, L.P.	16,129,033

(1) As of March 11, 2018, as provided by each applicable Supporting Stockholder